Exhibit 10(o)

AMENDED AND RESTATED
RESTRICTED STOCK AWARD AGREEMENT

THIS AMENDED AND RESTATED STOCK AWARD AGREEMENT is made as of this 1st day of March, 2006 (the “Agreement”), by and between Tasty Baking Company (“Company”) and ______________________________ (“Grantee”).

WHEREAS, the Company and Grantee entered into a Restricted Stock Award Agreement dated as of October 29, 2004 (the “Prior Agreement”), providing for a grant of shares of the Company’s common stock pursuant to the Tasty Baking Company 2003 Long Term Incentive Plan (the “Plan”), subject to the terms and conditions of the Plan and the Prior Agreement; and

WHEREAS, the parties intend to amend the Prior Agreement to properly reflect the terms of the subject stock award as authorized by the Compensation Committee of the Board of Directors of the Company.

NOW, THEREFORE, the Company and Grantee, intending to be legally bound, hereby agree as follows:

1. As of October 29, 2004 (the “Grant Date”), the Company transferred __________________ (________) shares of the Company’s common stock, par value $.50 per share (“Award Shares”), to the Grantee, and as of the Grant Date the Grantee became the beneficial owner of the Award Shares, with the right to vote the Award Shares and receive dividends with respect to the Award Shares, subject to the risk of forfeiture conditions and transfer restrictions set forth herein.

2. (a) The Grantee’s right to beneficial ownership of the Award Shares shall become permanently vested and nonforfeitable, and they shall be released from the transfer restrictions set forth herein, upon the earlier of (i) the fifth anniversary of the Grant Date, provided that Grantee remains in the continuous employment of the Company through such date, or (ii) the later of (A) the close of the 10th consecutive trading day on which the closing price of the Company’s common stock, as reported on the NASDAQ National Market (or any national securities exchange or stock market on which the Company’s common stock is then listed), is at least fourteen dollars ($14.00) per share on each of said days, or (B) the third anniversary of the Grant Date, provided that Grantee remains in the continuous employment of the Company through such later date.

(b) Prior to the vesting of the Award Shares pursuant to Paragraph 2(a), above, no Award Share (including any shares received by Grantee with respect to the Award Shares as a result of stock dividends, stock splits or any other form of recapitalization or a similar transaction affecting the Company’s securities without receipt of consideration) may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, alienated or encumbered.

(c) If the Grantee’s employment with the Company is terminated for any reason (including death) before he or she has become vested in the Award Shares pursuant to Paragraph 2(a), above, the Grantee shall forfeit the Award Shares, whether or not the Grantee is reemployed by the Company.

3. Unless the Grantee and the Company make other arrangements satisfactory to the Company with respect to the payment of withholding taxes, upon vesting of the Award Shares pursuant to Paragraph 2(a), above, the Award Shares shall be reduced by that number of Award Shares having a value, as of the date they become vested, equal to the minimum amount of Federal, state and local taxes required to be withheld with respect to such Award Shares.

4. Nothing in this Agreement shall confer upon Grantee any right to continue in the employ of the Company or any affiliate thereof, or shall interfere with or restrict in any way the rights of such person to terminate Grantee’s employment at any time, subject to the terms of any employment agreement by and between the Company and Grantee.

5.  This Award Agreement is subject to the terms of the Plan, and the Grantee hereby acknowledges receipt of a copy of the Plan. All capitalized terms not defined herein shall have the definition set forth in the Plan.

6. The Prior Agreement is superseded in its entirety by this Agreement.

7. This Agreement shall be governed by the substantive law of the Commonwealth of Pennsylvania, without giving effect to the choice of law principles thereof.

The parties hereby have entered into this Agreement with intent to be legally bound hereby, as of the first date set forth above.

ATTEST:	TASTY BAKING COMPANY

___________________________________	By:________________________________
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Witness:	GRANTEE

___________________________________	___________________________________
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